Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

Exhibit 10.10

INCENTIVE UNIT SUBSCRIPTION AGREEMENT

(Profits Interest Units – DFD Enterprises LLC)

THIS INCENTIVE UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) by and between Encore Global LP (f/k/a PSAV Group LP), a Delaware limited partnership (“Parent”, which is the direct parent of PSAV Intermediate Corp. (the “Company”)), and the entity named on the Signature Page hereto (“Holder”) is made as of the date set forth on such signature page hereto.

WHEREAS, on the terms and subject to the conditions hereof, Holder desires to subscribe for and acquire from Parent, and Parent desires to issue and provide to Holder, Class B Units of Parent (collectively, the “Incentive Units”), in the amounts set forth on Holder’s Signature Page, as hereinafter set forth;

WHEREAS, all of the capital stock of Holder is held by the individual identified on Holder’s Signature Page hereto as “Director” (“Director”); and

WHEREAS, Director serves as a member of the Board of Managers of the General Partner;

WHEREAS, this Agreement is one of several agreements being entered into by Parent with certain persons who are or will be directors or key employees or advisors of Parent or one or more Subsidiaries as part of a management equity purchase plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. Defined terms are as set forth in Exhibit I hereto and capitalized terms not defined herein or in Exhibit I shall have the meaning set forth in the Plan or the LP Agreement (or if not defined in the Plan or the LP Agreement, the Securityholders Agreement).

2. Incentive Units.

2.1 Grant of Incentive Units. Pursuant to the terms and subject to the conditions set forth in this Agreement, Holder hereby subscribes for, and Parent hereby agrees to issue and award to Holder on the Closing Date, the number of Incentive Units set forth on Holder’s Signature Page in exchange for the services performed to or for the benefit of Parent and its Subsidiaries by Director, and subject to vesting in accordance with Schedule A hereto.

2.2 The Closing. The closing (the “Closing”) of the grant of Incentive Units hereunder shall take place on the date specified on the Signature Page (the “Closing Date”).

2.3 Section 83(b) Election. Within 10 days after the Closing, Holder shall provide Parent with a copy of a completed election with respect to the Incentive Units subscribed for at the Closing under Section 83(b) of the Code, and the regulations promulgated thereunder in the form attached hereto as Exhibit III. Holder should consult Holder’s tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the Incentive Units.

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

2.4 Closing Conditions. Notwithstanding anything in this Agreement to the contrary, Parent shall be under no obligation to issue or grant to Holder any Incentive Units unless (i) Director is a consultant or director of, or service provider to, Parent or one of its Subsidiaries on the Closing Date; (ii) the representations of Holder contained Exhibit II are true and correct in all material respects as of the Closing Date; and (iii) Holder is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Holder on or prior to the Closing Date.

3. Investment Representations and Covenants of Holder. Holder acknowledges and represents the representations and warranties as set forth in Exhibit II hereto.

4. Certain Sales and Forfeitures Upon Termination of Service.

4.1 Call Options.

(a) If Director’s service to Parent and its Subsidiaries is terminated by Parent or its Subsidiaries for Cause (or if Director voluntarily resigns when grounds for Cause exist) or in the event of a Restrictive Covenant Violation, Parent shall have the right, for 12 months following, as applicable, each of (x) the Termination Date or (y) the date of such Restrictive Covenant Violation (or, if later, the date on which the General Partner has actual knowledge thereof), to purchase (together with the rights in Sections 4.1(b) and 4.1(c), the “Call Option”), and each member of Holder’s Group shall be required to sell to Parent, all or any portion of the Vested Incentive Units then held by such member of Holder’s Group at a purchase price per Vested Incentive Unit equal to the lesser of (1) Fair Market Value (measured as of the date of the election to purchase such units is delivered, the “Repurchase Notice Date”) and (2) Cost; provided, that such purchase price shall not be less than zero.

(b) If Director’s service to Parent and its Subsidiaries terminates for any reason, all Unvested Incentive Units will be forfeited immediately without further action by Parent (or to the extent a forfeiture is not permissible under applicable law for any reason, such Unvested Incentive Units shall be subject to the Call Option in Section 4.1(a), with the purchase price per Unvested Incentive Unit equal to the lesser of (1) Fair Market Value (measured as of the Repurchase Notice Date) and (2) Cost); provided, that such purchase price shall not be less than zero.

(c) If Parent desires to exercise the Call Option pursuant to this Section 4.1, Parent shall send written notice to each member of Holder’s Group of its intention to purchase Incentive Units, specifying the number and class of Incentive Units to be purchased and the purchase price thereof (the “Call Notice”). Subject to the provisions of Section 5, the closing of the purchase shall take place at the principal office of Parent on a date specified by Parent not later than the 30th day after the giving of the Call Notice. Notwithstanding the foregoing, if Parent elects not to exercise the Call Option pursuant to this Section 4.1 (or elects to exercise the Call Option with respect to less than all Incentive Units), the Sponsor may elect to cause one of its Affiliates or another designee to purchase such Incentive Units on the same terms and conditions set forth in this Section 4.1 by providing written notice to each member of Holder’s Group of its intention to purchase Incentive Units.

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4.2 Obligation to Sell Several. If there is more than one member of Holder’s Group, the failure of any one member thereof to perform its obligations hereunder shall not excuse or affect the obligations of any other members thereof, and the closing of the purchases from such other members by Parent shall not excuse, or constitute a waiver of its rights against, the defaulting member.

5. Certain Limitations on Parent’s Obligations to Purchase Incentive Units.

5.1 Notwithstanding anything to the contrary contained herein, Parent shall not be obligated to purchase any Incentive Units at any time pursuant to Section 4, regardless of whether it has delivered a notice of its election to purchase any such Incentive Units, to the extent that the purchase of such Incentive Units or the payment to Parent or one of its respective Subsidiaries of a cash dividend or distribution by Parent or a Subsidiary of Parent to fund such purchase (together with any other purchases of Incentive Units pursuant to Section 4 or pursuant to similar provisions in agreements with other employees, service providers or equityholders, as applicable, of Parent and its Subsidiaries of which Parent has at such time been given or has given notice and together with cash dividends and distributions to fund such other purchases) would result in a violation of any law, statute, rule regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local, foreign court or governmental authority applicable to Parent or any of its Subsidiaries or any of its or their property.

5.2 Payment for Incentive Units. If at any time Parent elects or is required to purchase any Incentive Units pursuant to Section 4, Parent shall pay the purchase price for the Incentive Units it purchases (i) first, by the cancellation of indebtedness of any kind, if any, owing from Holder to Parent or any of its Subsidiaries (which indebtedness shall be applied pro rata against the proceeds receivable by each member of Holder’s Group receiving consideration in such repurchase) and (ii) then, by Parent’s delivery of a check or wire transfer of immediately available funds for the remainder of the purchase price, if any, against delivery of the certificates or other instruments, if any, representing the Incentive Units so purchased, duly endorsed; provided that if (x) any of the conditions set forth in Section 5.1 exists or (y) such purchase of Incentive Units would result in a Financing Default (either directly or indirectly as a result of the prohibition of a related cash dividend or distribution) (each a “Cash Payment Restriction”), Parent may (I) if the purchase of such Incentive Units is pursuant to the Call Option, defer the Call Option until the date that is 12 months following such time as the General Partner concludes that such Cash Payment Restriction no longer exists or (II) satisfy payment of the portion of the cash payment so prohibited, to the extent such payment is not prohibited, by Parent’s delivery of a junior subordinated promissory note (which shall be subordinated and subject in right of payment to the prior payment of any debt outstanding under the senior financing agreements and any modifications, renewals, extensions, replacements and refunding of all such indebtedness) of Parent (a “Junior Subordinated Note”) in a principal amount equal to the balance of the purchase price, payable within three years (or, if earlier, within 90 days following the date that is 12 months following such time as the General Partner concludes that a Cash Payment Restriction no longer exists), and bearing interest payable (and compounded to the extent not so paid) as of the last day of each year at the “prime rate” (as published for JPMorgan Chase Bank, from time to time), and all such accrued and unpaid

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interest payable on the date of the payment of principal (or, if applicable, the last installment of principal), with payments to be applied in the order of: first to any enforcement costs incurred by Holder or Holder’s Group, second to interest and third to principal. Parent shall have the rights set forth in clause (i) of the first sentence of this Section 5.2 whether or not Holder or any member of Holder’s Group is selling such Incentive Units even if Holder’s Group is not an obligor of Parent. The principal of, and accrued interest on, any such Junior Subordinated Note may be prepaid in whole or in part at any time at the option of Parent; provided, that upon a Change of Control or an initial public offering of Parent, the principal of, and accrued interest on, any Junior Subordinated Note shall become immediately due and payable. To the extent that Parent is restricted from paying accrued interest that is required to be paid on any Junior Subordinated Note prior to maturity, due to the existence of any Cash Payment Restriction, such interest shall be cumulated, compounded annually, and accrued until and to the extent that such Cash Payment Restriction no longer exists, at which time such accrued interest shall be immediately paid. Notwithstanding any other provision in this Agreement, Parent may elect to pay the purchase price hereunder in shares or other equity securities of one of its respective direct or indirect Subsidiaries with a fair market value equal to the applicable purchase price; provided, that such Subsidiary redeems such shares or other equity securities as soon as reasonably practicable for cash equal to the applicable purchase price or a Junior Subordinated Note with a principal amount equal to the applicable purchase price.

5.3 Repayment of Proceeds. If Director’s service is terminated by Parent or its Subsidiaries for Cause, Parent discovers in the one year following Director’s termination of service that grounds for a termination for Cause existed at the time of such termination, or a Restrictive Covenant Violation occurs, then Holder shall be required, in addition to any other remedy available (on a non-exclusive basis), to pay to Parent, within 10 business days of Parent’s request to Holder therefor, an amount equal to the excess, if any, of (A) the sum of (x) the value of Holder’s Incentive Units (to the extent not previously forfeited for no consideration) and (y) the aggregate after-tax proceeds (taking into account all amounts of tax that would be recoverable upon a claim of loss for payment of such proceeds in the year of repayment) Holder or any Holder’s Permitted Transferees received upon the sale or other disposition of, or distributions in respect of, Holder’s Incentive Units over (B) the aggregate Cost of such Incentive Units. For purposes of this Section 5, grounds existing for a termination for Cause shall be determined without regard to any cure period or other procedural delay or event required prior to a finding of, or termination for, Cause.

6. Restrictive Covenants (Appendix A). Director and Holder each acknowledge and recognize the highly competitive nature of the businesses of Parent and its Affiliates and accordingly agree, in Director’s capacity as a service provider of Parent and Holder’s capacity as an equity holder in Parent, and indirectly, the Company and its Affiliates, to the provisions of Appendix A to this Agreement. Director and Holder each acknowledge and agree that remedies of Parent, the Company and its Affiliates at law for a breach or threatened breach of any of the provisions of Appendix A would be inadequate and Parent, the Company and its Affiliates may suffer irreparable damages as a result of such breach or threatened breach by Holder or Director, regardless of whether Holder then holds Incentive Units. In recognition of this fact, Holder and Director each agree that, in addition to any remedies at law, (i) in the event of such a breach or threatened breach, Parent, the Company and its Affiliates shall be entitled to cease making any payments or providing any payments or providing any benefit otherwise required by this Agreement and (ii) in the event of such a breach, Parent, the Company and its Affiliates, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

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Encore Inc. has requested confidential treatment of this registration statement and associated correspondence

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7. Miscellaneous.

7.1 Transfers. Prior to the transfer of Incentive Units to a Permitted Transferee, Holder shall deliver to Parent a written agreement of the proposed transferee (a) evidencing such Person’s undertaking to be bound by the terms of this Agreement and (b) acknowledging that the Incentive Units transferred to such Person will continue to be Incentive Units for purposes of this Agreement in the hands of such Person. Any transfer or attempted transfer of Incentive Units in violation of any provision of this Agreement, the Plan, the LP Agreement or the Securityholders Agreement shall be void, and Parent shall not record such transfer on its books or treat any purported transferee of such Incentive Units as the owner of such Incentive Units for any purpose. Notwithstanding any provision to the contrary in the LP Agreement or the Securityholders Agreement, no Unvested Incentive Unit shall be transferred without the prior written consent of Parent, which may be withheld in its sole discretion.

7.2 Recapitalizations, Exchanges, Etc. Affecting Incentive Units. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Incentive Units, to any and all securities of Parent, the Company or any successor or assign of Parent or the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Incentive Units, by reason of any dividend payable in Incentive Units, issuance of Incentive Units, combination, recapitalization, reclassification, merger, consolidation or otherwise.

7.3 Director’s Provision of Services to Parent. Nothing contained in this Agreement shall be deemed to obligate Parent, the Company or any Subsidiary of Parent or the Company to engage Director in any capacity whatsoever or to prohibit or restrict Parent, the Company (or any such Subsidiary) from terminating the provision of services by Director at any time or for any reason whatsoever, with or without Cause.

7.4 Cooperation. Holder agrees to cooperate with Parent in taking action reasonably necessary to consummate the transactions contemplated by this Agreement.

7.5 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that no Transferee shall derive any rights under this Agreement unless and until such Transferee has executed and delivered to Parent a valid undertaking and becomes bound by the terms of this Agreement; provided, further that the Sponsor is a third party beneficiary of this Agreement and shall have the right to enforce the provisions hereof.

7.6 Amendment; Waiver. This Agreement may be amended only by a written instrument signed by the parties hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless set forth in a writing executed by the party so waiving.

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7.7 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein. Any suit, action or proceeding with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware, and each of Parent and the members of Holder’s Group hereby submits to the exclusive jurisdiction of such court for the purpose of any such suit, action, proceeding or judgment. Each of the members of Holder’s Group and Parent hereby irrevocably waives (i) any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, (ii) any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and (iii) any right to a jury trial.

7.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three postal delivery days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below in this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

(a)	If to Parent:

Encore Global LP

c/o The Blackstone Group Inc.

345 Park Avenue New York, New York 10154

Attention:	Peter Wallace
Bill Stein Email:
[email addresses]

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention:	Elizabeth A. Cooper
Gregory T. Grogan Email:
[email addresses]

(b)	If to Holder, to the address for such notice set forth on the Signature Page.

7.9 Integration. This Agreement (including the exhibits and appendices hereto) and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof and thereof, provided that if Parent, the Company, and its Affiliates from time to time is or becomes a beneficiary under one or more other confidentiality, nondisclosure, non-competition, non-solicitation or non-disparagement provisions applicable to Holder and/or Director under a written agreement, policy and/or plan, such other agreement(s), policy(ies) and/or plan(s) shall remain in full force and effect and continue in addition to this Agreement. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, subject to the proviso in the first sentence of this Section.

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Encore Inc. has requested confidential treatment of this registration statement and associated correspondence

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7.10 Counterparts. This Agreement may be executed in separate counterparts, and by different parties on separate counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

7.11 Injunctive Relief. Holder and Holder’s Permitted Transferees each acknowledge and agree that a violation of any of the terms of this Agreement will cause Parent irreparable injury for which adequate remedy at law is not available. Accordingly, it is agreed that Parent shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

7.12 Rights Cumulative; Waiver. The rights and remedies of Holder and Parent under this Agreement shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by either party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same at any subsequent time or times hereunder.

7.13 Joinder to LP Agreement and Securityholders Agreement. By executing and delivering this Agreement, Holder hereby adopts and approves the LP Agreement and the Securityholders Agreement and agrees, effective commencing on the date on which Holder first becomes the owner of any Incentive Units or otherwise holds any interests of Parent in accordance with the LP Agreement and the Securityholders Agreement, to be bound by, and to comply with, the provisions of the LP Agreement as a “Limited Partner” and the provisions of the Securityholders Agreement as a “Securityholder” in the same manner as if Holder were an original signatory to each such agreement.

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IN WITNESS WHEREOF, the parties have executed this Incentive Unit Subscription Agreement as of June 9, 2022. By executing this signature page (the “Signature Page”), the parties also are agreeing to be bound by the LP Agreement and the Securityholders Agreement, effective as of the Closing Date.

ENCORE GLOBAL LP

By:	ENCORE GP LLC, its general partner

By:	/s/ Benjamin E. Erwin
Name: Benjamin E. Erwin
Title: President and Chief Executive Officer

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

HOLDER

/s/ David D’Alessandro
Name: DFD Enterprises LLC
By: David D’ Alessandro, Authorized Officer
Address:
Email address:

Please check the appropriate box:

☒ Holder is an “accredited investor”[1] within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

☐ Holder is not an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended.

DIRECTOR, for purposes of Section 6

/s/ David D’Alessandro
Name: David D’Alessandro

Number of Class B Units
Closing Date
Vesting Reference Date

[1]	You are an “accredited investor” if you meet any of the following tests:

1.	You are a director or executive officer of Parent;

2.

You have an individual net worth, or joint net worth with your spouse or spousal equivalent (i.e., a cohabitant occupying a relationship generally equivalent to that of a spouse), at the time of your purchase exceeding S1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property but excluding the value of the primary residence of such natural person (and including property owned by a spouse or spousal equivalent other than the primary residence of the spouse or spousal equivalent), over total liabilities. The amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability”, except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness;

3.	You had individual income (excluding your spouse or spousal equivalent) in excess of 5200,000 in both 2020 and 2021 and have a reasonable expectation of reaching the same income level in 2022;

4.	You and your spouse or spousal equivalent had joint income in excess of $300,000 in both 2020 and 2021 and have a reasonable expectation of reaching the same income level in 2022; or
5.

You are a natural person holding in good standing one or more of the following certifications: General Securities Representative license (Series 7); Private Securities Offerings Representative license (Series 83); and Investment Adviser Representative license (Series 65).

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence

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Schedule A

Vesting of Incentive Units

All Incentive Units initially shall be Unvested Incentive Units upon the Closing Date.

Time-Vesting Units

One hundred percent (100%) of the Incentive Units granted hereunder (the “Time-Vesting Units”) shall become Vested Incentive Units as to 20% of such Time-Vesting Units on each of the first five anniversaries of the Vesting Reference Date, subject to Director’s continued service through each applicable vesting date.

Upon the Termination Date, all Time-Vesting Units that are Unvested Incentive Units will be forfeited and Vested Incentive Units will be subject to the Call Option pursuant to Section 4 of the Agreement.

Notwithstanding the foregoing, immediately prior to and following the occurrence of a Change of Control that occurs prior to the Termination Date, one hundred percent (100%) of the Time-Vesting Units shall become Vested Incentive Units.

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence

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Exhibit I

Definitions

[See attached.]

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

Exhibit II

Representations and Warranties

[See attached.]

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

Exhibit III

Form of Section 83(B) Election

[See attached.]

Encore Inc. has requested confidential treatment of this registration statement and associated correspondence pursuant to Rule 83 of the Securities and Exchange Commission

Appendix A

Restrictive Covenants

[See attached.]